Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Form 8-K of Stark Beneficial, Inc. of our report dated December 19, 2014, with respect to our audit of the consolidated financial statements of China Greenstar Holdings Limited as of December 31, 2013 and for the period from October 25, 2013 (inception) through December 31, 2013.

/s/ Marcum Bernstein & Pinchuk llp
Marcum Bernstein & Pinchuk llp New York, New York December 19, 2014

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